EXHIBIT 99.1

NEWS RELEASE
DRESS BARN, INC. REPORTS STRONG MAY SALES RESULTS
-- Sales Increase 14% --
-- Comparable Store Sales Increase 10% --

SUFFERN, NY - MAY 30, 2007 - Dress Barn, Inc. (NASDAQ - DBRN), today reported its fiscal May sales results.

Net sales for the four-week fiscal month ended May 26, 2007 increased 14% to $134.9 million, compared to $118.4 million reported for the four weeks ended May 27, 2006. Comparable store sales increased 10% for the fiscal month of May.

Comparable store sales by division for the fiscal month ended May 26, 2007 were as follows:

---- Comparable Store Sales ----
dressbarn	+ 7%
maurices	+18%

Total Comparable Store Sales	+10%

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of May 26, 2007, the Company operated 823 dressbarn stores in 46 states and 587 maurices stores in 42 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 29, 2006 and Form 10-Q for the quarter ended January 27, 2007.

CONTACT:	Dress Barn, Inc.
Investor Relations
(845) 369-4600